FOR IMMEDIATE RELEASE	Contact: Jackie Lapin/WPT: 818-707-1473 or Jan Sheehan/WPT: 310-475-8231

WORLD POKER TOUR™ ENTERS INTO LICENSING AGREEMENT
WITH SLOT MACHINE MANUFACTURER IGT

IGT to Develop WPT-Branded Slot and Video Poker Machines for Worldwide Distribution

Los Angeles, CA (September 22, 2004) – WPT Enterprises, Inc. (NASDAQ: WPTE) has signed a long-term agreement with Reno, Nevada-based IGT, to produce slot and video poker machines based on its WORLD POKER TOUR™ (WPT) television series. IGT, the creator of the first video poker games, will work closely with WPT Enterprises to replicate key elements of the WORLD POKER TOUR show, bringing WPT-branded slots to today’s gaming audience worldwide. WORLD POKER TOUR airs Wednesday nights at 9 PM on the Travel Channel.

“IGT is the leader in its field and with its successful track record, we expect to see WORLD POKER TOUR slots and video poker machines in locations around the globe before long,” said Steve Lipscomb, WPTE Founder and President. “We believe the success of our television show, both domestically and internationally, will create fans who will be drawn to play machines bearing the WPT trademark.”

IGT, a wholly owned subsidiary of International Game Technology, intends to develop WPT-branded three-reel and five-reel slots, as well as video poker and other video games. The company plans to roll out the WORLD POKER TOUR slots globally within two years.

The WORLD POKER TOUR launched in March 2003, and airs Wednesday nights at 9 PM (ET/PT) on the Travel Channel. It is the highest rated television series in the history of the Travel Channel.

About WPT Enterprises, Inc.

WPT Enterprises, Inc. (NASDAQ: WPTE) is a media and entertainment company engaged in the creation of branded entertainment through the development, production and marketing of televised programming based on poker and other gaming themes. To date, operations have principally revolved around the creation of the World Poker Tour brand through the production and licensing of a television series exhibited on the Travel Channel that is based on a circuit of previously established high-stakes poker tournaments that we have affiliated under the “World Poker Tour” brand. WPT Enterprises, Inc. is a majority owned subsidiary of Lakes Entertainment, Inc. (NASDAQ: LACO). Photos and media information can be found online at: www.worldpokertour.com.

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About IGT

IGT (www.IGT.com) is a world leader in the design, development and manufacture of microprocessor-based gaming and video lottery products and software systems in all jurisdictions where gaming or video lottery is legal.

(WPTEG)

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.
Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by WPT Enterprises, Inc.) contains statements that are forward-looking, such as statements relating to the expansion of WPT’s brand licensing, the development of new television and film projects, the development of WPT corporate sponsors and other business development activities, as well as statements regarding other capital spending, financing sources and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of WPT. These risks and uncertainties include, but are not limited to, WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that our television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review WPT’s filings with the Securities and Exchange Commission.

Editors Note: 300 dpi downloadable images available at www.media.worldpokertour.com.